Consent of Independent Registered Public Accounting Firm

The Board of Trustees of
JNL Series Trust

We consent to the use of our report dated February 24, 2017 with respect to the financial statements of JNL Institutional Alt 35 Fund and JNL Institutional Alt 20 Fund, each a series of JNL Series Trust as of December 31, 2016, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Information Statement and Prospectus filed on Form N-14.
/s/ KPMG LLP
Chicago, Illinois
June 23, 2017